                                                                                                                           News Release

FOR IMMEDIATE RELEASE:

CONTACT:        Sandra K. Vollman
                Chief Financial Officer
                U.S. Can Corporation
                (630) 678-8000

    U.S. CAN ANNOUNCES COMPLETION OF $125 MILLION OF 10 7/8% SECOND PRIORITY SENIOR SECURED NOTES OFFERING AND AMENDMENTS TO CREDIT
                                                              FACILITIES

Lombard,  IL, July 22, 2003 - U.S. Can  Corporation  announced today that its wholly owned  Subsidiary,  United States Can Company (the
"Company"),  has  completed  the offering of $125 million of its 10 7/8% senior  secured  notes due 2010.  The notes are secured,  on a second priority basis, by  substantially  all of the collateral that currently  secures the Company's  senior secured credit  facility.
The second  priority  senior secured notes were offered in the United States only to qualified  institutional  buyers  pursuant to Rule
144A under the  Securities  Act of 1933, as amended (the  "Securities  Act"),  and outside the United  States  pursuant to Regulation S under the  Securities  Act. The second  priority  senior secured notes have not been  registered  under the Securities Act or any state securities laws and therefore may not be offered or sold in the United States absent  registration or an applicable  exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The Company has also  amended its senior  secured  credit  facility,  as  previously  announced,  to permit the  offering of the second priority senior secured notes and adjust certain financial  covenants,  among other things.  These amendments also permit, from time to time and subject to certain  conditions,  the Company to make  borrowings  under its revolving  credit  facility for  repurchases  of a portion of its outstanding 12 3/8% senior subordinated notes in open market or privately negotiated purchases.

U.S. Can  Corporation is a leading  manufacturer of steel  containers for personal care,  household,  automotive,  paint and industrial products in the United States and Europe, as well as plastic containers in the United States and food cans in Europe.

         Certain  statements  in this release  constitute  "forward-looking  statements"  within the meaning of the Federal  securities laws. Such statements  involve known and unknown risks and uncertainties  which may cause the Company's actual results,  performance or achievements to be materially  different than future  results,  performance or  achievements  expressed or implied in this release.  By way of example and not limitation and in no particular order,  known risks and  uncertainties  include our substantial debt and ability to generate  sufficient  cash flow to service this debt; the timing and cost of plant  closures;  the level of cost reduction  achieved through  restructuring;  the success of new technology;  the timing of, and synergies  achieved  through,  integration of acquisitions;
changes in market conditions or product demand;  loss of important  customers or volume;  downward product price movements;  changes in raw  material  costs  and  currency  fluctuations.  In  light  of  these  and  other  risks  and  uncertainties,  the  inclusion  of  a forward-looking  statement  in this  release  should not be  regarded  as a  representation  that any future  results,  performance  or achievements will be attained.

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                                                        http://www.uscanco.com